August 2020 Redirecting T Cells . Overcoming Cancer .  Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Spring Bank and F-star undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the combination, including the need for stockholder approval and the satisfaction of closing conditions; the anticipated financing to be completed immediately prior to the closing of the combination; the cash balances of the combined company following the closing of the combination and the F-star financing; the ability of Spring Bank to remain listed on the Nasdaq Capital Market; and expected restructuring-related cash outlays, including the timing and amount of those outlays. Risks and uncertainties related to F-star that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to F-star’s status as a clinical stage immuno-oncology company and its need for substantial additional funding in order to complete the development and commercialization of its product candidates, that F-star may experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates, that F-Star’s clinical trials may fail to adequately demonstrate the safety and efficacy of its product candidates, that preclinical drug development is uncertain, and some of F-star’s product candidates may never advance to clinical trials, that results of preclinical studies and early stage clinical trials may not be predictive of the results of later state clinical trials, that F-star relies on patents and other intellectual property rights to protect its product candidates, and the enforcement, defense and maintenance of such rights may be challenging and costly, and that F-star faces significant competition in its drug discovery and development efforts. New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Spring Bank’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this press release are based on information available to Spring Bank and F-star as of the date of this communication. Neither Spring Bank nor F-star undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this communication.

Share Exchange Agreement announced on 29th July 2020 Expected to be completed in Fall of 2020  New company: F-star Therapeutics, Inc. expected to trade on NASDAQ under FSTX Dr. Eliot Forster to serve as President and CEO Combined company Board of Directors proportional to ownership spilt Financing round anticipated concurrent with closing Combined company cash at closing expected to fund through multiple milestones Expected proforma ownership: * F-star ~61%, Spring Bank ~39% * For illustrative purposes percentages assume a pre-closing financing of $25M and Spring Banks net cash at closing of $16M (see the 8-K filed on 7/29/20) Combination with Spring Bank Pharmaceuticals

Highlights F-star’s proprietary highly differentiated bispecific tetravalent platform: antibody-like manufacturing and promising safety & immunogenicity profile Exciting portfolio with four differentiated, clinical-stage assets: multiple clinical data readouts within cash runway timeframe Multiple Fcab building blocks have created a robust pipeline and over $250 million of income through collaborations

Experienced Management Team Medical Oncologist with 25+ years' experience in clinical research in Europe and US Experience in registrational studies, registration strategy and drug approval  Louis Kayitalire  CMO, MD 25+ years leading financial operations in public and private companies Proven track record in finance strategy, capital raising, M&A and strategic partnerships Darlene Deptula-Hicks CFO, MBA 28+ years’ experience in the pharmaceutical and biotechnology industries Senior leadership roles  in drug development Eliot Forster CEO, PhD MBA 25+ years' experience in antibody engineering and drug discovery  Advanced novel platforms from inception to clinical proof of concept in oncology Neil Brewis CSO, PhD DSc Management team has successfully brought 20 drugs to market

# Our Differentiated mAb² Bispecific Technology Suggests Clinical Benefit


2 natural
binding sites
Fc silencing
2 new
binding sites
(no change in structure)

**Natural** human antibody format

Established **manufacturing** processes and promising **safety** profile

Targeted **bispecific** with four binding sites for stronger biological potency

**Differentiated MoA (3Cs):** Crosslinking, Clustering and Conditionality

*Designing Fcabs: well-expressed and stable high affinity antigen-binding Fc fragments. 10.1093/protein/gzx042 Generation of Fcabs targeting human and murine LAG-3 as building blocks for novel bispecific antibody therapeutics. 10.1016/j.ymeth.2018.09.003. Bispecific antibodies: a mechanistic review of the pipeline. 10.1038/s41573-019-0028-1*

6

Fcab  Target Status FS01 EGFR ‘plug and play ready’ FS02 HER2 ‘plug and play ready’ FS17 PD-L1 ‘plug and play ready’ FS18 LAG-3 ‘plug and play ready’ FS20 OX40 ‘plug and play ready’ FS21 Confidential Target lead optimisation FS22 CD137 ‘plug and play ready’ FS33 Confidential Target lead optimisation FS34 Confidential Target ‘plug and play ready’ FS29 Confidential Target ‘plug and play ready’ FS31 Confidential Target ‘plug and play ready’ Other Fcabs at various at early stages of discovery Platform Technology Offering Multiple Potential Therapeutic Opportunities

CONFIDENTIAL Platform Technology Continues to be Supported by 3rd Parties

Tumor cells Immune cell Clustering Crosslinking Conditionality Redirecting immune cells to a tumor Tumor cells Healthy cells 3Cs for Focused, Potent and Safe Immune Activation Reactivating exhausted immune cells Cancer directed activation Cancer Cell Killing Inducing New Biology Higher Therapeutic Index

Bispecific Differentiation Traditional Antibody Antibody Combination Heterodimeric Bispecific Antibody Alternative Scaffold Bispecific Fragment Bispecific incl BITEs F-star mAb2 Bispecific crosslinking Conditional activity Tetravalent clustering IgG-like structure

FS118 Has Novel Mechanism of Action TIL = Tumor-Infiltrating Lymphocytes Novel mechanism driven by tetravalent bispecific binding leading to crosslinking and clustering Human CD4+ T cell + DC assay

FS222 Potent Activity and Potential Superiority to Other Bispecific Formats Observed 1mg/kg (approx. 12 mice/group) Activity also observed in CT26 model Survival of MC38 tumor-bearing mice CD8+ T cell activation assay FS222 Alternative Scaffolds Heterodimer Bispecific IgG Tetravalent IgG1 Tetravalent Non-IgG Tetravalent IgG ✔ ✔ ✔ X X ✔

Pipeline of Next Generation Immunotherapeutics to Address Unmet Need 2020 mAb2  candidates 2021 Clinical Programs Targets Current Status Anticipated Next Steps Pre-clin IND Ph1 Ph2 FS118 LAG-3/PD-L1 Completion of Phase 1 trial expected in Q4:2020 Initiation of POC in acquired resistance head & neck cancer patients expected Q1:2021 FS120 OX40/CD137 Initiation of Phase 1 clinical trial in US expected in Q4:2020 Initiation on PD-1 combination expected Q2:2022 FS222 CD137/PD-L1 Submission of CTA expected in H2:2020 Initiation of Phase 1 clinical trial in Spain expected in Q1:2021 SB11285 STING pathway Data from dose escalation Phase 1/2 trial in Q4:2020 Initial readout from PD-L1 combination expected in H1:2021

LAG-3/PD-L1 mAb² Bispecific Antibody First-in-class Novel MoA for acquired resistance patients Phase 1 initial data indicates well tolerated with long term dosing FS118 PD-L1 LAG-3 Kraman et al, Clinical Cancer Research, (2020) DOI:10.1158/1078-0432.CCR-19-3548 Note: A mAb2 is a full-length antibody with a normal IgG structure in which the Fc region has been replaced by an Fcab containing a second distinct antigen binding site

CONFIDENTIAL Checkpoint Resistant Patients Who Received Prior PD-(L)1 Therapy for ≥12 weeks PD-L1 LAG-3 3+3 Ascending dose cohorts Q1W Dose Escalation and Expansion in Patients with Advanced Malignancies That Have Progressed on or After Prior PD-1/PD-L1 Containing Therapy (n = 43) Accelerated titration design Q1W 800µg* n = 1 2400 µg* n = 1 Primary Objectives Safety MTD Pharmacokinetics Secondary Objectives Disease Response as assessed by RECIST 1.1 and iRECIST Immunogenicity Exploratory Objective Characterize the pharmacodynamic profile and correlate primary pharmacology with exposure MTD = maximum tolerated dose; *Flat dose; Q1W = every 1 week; 3+3 Dose escalation initiated after corresponding dose levels cleared in primary Dose Escalation; monotherapy expansion cohorts are ongoing; ClinicalTrials.gov identifier: NCT03440437; Data extraction 30 April, 2020. 0.1 mg/kg n = 1 0.3 mg/kg n = 1 1 mg/kg n = 3 3 mg/kg n = 3 10 mg/kg n = 3 20 mg/kg n = 3 20 mg/kg n = 10 10 mg/kg n = 10 3 mg/kg n = 7

LAG-3 as a Clinical Biomarker of Activity PD-L1 LAG-3 Tumor LAG-3 (pre and post dose) Blood soluble LAG-3 (cycle 2) F-star data; sLAG-3: soluble LAG-3 Ex-vivo human T cells Clinical

PD-(L)1 Acquired Resistance – An Underserved Post-Checkpoint Medical Need PD-L1 LAG-3 Stable disease (³6 month) accepted as response for acquired resistance patients Multiple lines of SOC (median 6 lines) PD-(L)1 therapy

# FS118: Observed Disease Control of >60% in Checkpoint Acquired Resistance Patients


PD-L1
LAG-3


Patients receiving 1mg/kg and above (n=36)
Mann-Whitney-Wilcoxon Test p = 0.037
*
Weeks of FS118 Treatment
70
60
50
40
30
20
10
0
Primary
Acquired
Checkpoint Resistance


Spider plot of percentage change from baseline in sum of diameter of target lesions
% change in SoD (from baseline)
80
60
40
20
0
-20
-40
0
10
20
30
40
50
60
70
Time from first dose (weeks)
Resistance
Acquired
Primary
Unknown

| Phase 1 in Checkpoint Acquired Resistance Population | |
|---|---|
| Median lines pre-treatment | 6 |
| Evaluable AR patients | 26 |
| ORR (unconfirmed) | 4% (1/26) |
| DCR | 62% (16/26) |

F-star data

18

Co-expression of PD-L1 and LAG-3 is Associated with Longer Disease Control F-star data; 15 Suitable biopsies available for analysis. PD-L1 LAG-3 Co-expression of PD-L1 and LAG-3 in acquired resistance patient tumor biopsies is associated with better outcome + - - + + + PD-L1+ tumor LAG-3+ TILs

Focused Proof of Concept in PD-1 Acquired Resistance Head & Neck Cancer Stage 1: Futility Analysis 10 efficacy evaluable patients with co-expression of PD-L1/LAG-3 Futility analysis in 2021 Stage 2 Additional 12 efficacy evaluable patients with co-expression of PD-L1/LAG-3 Final Read out: Q4: 2022 PD-L1 LAG-3 Confirmation of clinical efficacy n=12 evaluable PD-L1/LAG-3 positive subjects Go/no-go based on clinical efficacy SCCHN: Squamous Cell Carcinoma of the Head and Neck Small sample size for initial futility analysis n=10 evaluable PD-L1/LAG-3 positive subjects Patient population: Acquired Resistance following prior PD-1 2nd/3rd line SCCHN patients

FS120 CD137/OX40 mAb² Bispecific Antibody First-in-class Dual Agonist Opportunity to Transform Current Treatment Paradigms CD137 OX40 Gaspar et al, Cancer Immunology Research, (2020) DOI: 10.1158/2326-6066.CIR-19-0798

CD137 (4-1BB) Comes of Age Multiple companies now demonstrating initial clinical activity with CD137 agonist bispecifics using tumor-associated antigens: Pieris (Her-2/CD137)1 and Roche (FAPα/CD137)2 – safe and early activity in Phase I One other CD137/OX40 molecule reported from Aptevo3 – discovery phase CD137 Validation from Competition Potential synergistic relationship between OX40 and CD137 agonism for a “Triple Activation” FS120 Designed to Orchestrate Synergy Between CD4+, CD8+ and Tregs to Drive Potent Cytotoxicity 1. https://d1io3yog0oux5.cloudfront.net/_045a059958b4da03ffdc8ee37b02077e/pierisag/news/2019-11-09_Pieris_Pharmaceuticals_Presents_Data_629.pdf 2. https://www.roche.com/dam/jcr:4b1ebb5e-e78d-4111-a380-1991422ad621/en/irp20191111.pdf 3. https://aptevotherapeutics.com/apvo603-bispecific-candidate/ CD137 OX40 FS120: First in Class CD137 and OX40 Dual T Cell Stimulator CD137 (4-1BB) Comes of Age Increase in proliferation and activation of CD4+ T cells Potential de-stabilization of T regulatory cells 2nd Generation of OX40 Agonists are Entering Clinical Testing

# Potential Stimulation of Immune Cells: Triple Immune Cell Response



CD137
OX40
Allows targeting to a wide range of tumors independent of TAA expression and FcγR binding
Treg
De-stabilizes T regs
CD4+ T cell
Activates both CD4+ and CD8+ T cells expressing both CD137 and OX40
CD8+ T cell
CD137
OX40
T cell helper activity
OX40
CD137
FS120 mAb²
CD4+ T cell
Provides comprehensive T-cell stimulation for both CD4+ and CD8+ T cells unlike component mAbs
Cytotoxic T cell activity
Increase in CD4+ cytotoxicity¹

[1] Oh et al, Cell 2020. Intratumoral CD4+ T cells mediate anti-tumor cytotoxicity in human bladder cancer https://doi.org/10.1016/j.cell.2020.05.017

23

CD137/OX40 mAb2 observed to increase the anti-tumor response to PD-1 blockade CD137/OX40 mAb2 Potently Augments the Preclinical Activity of PD-1 CD137 OX40 CT26 tumor model, PD-1 refractory (approx. 15 mice/group) Combination with PD-1

Expression Levels of OX40 and CD137: Low in Periphery and High in Tumor Dual positive T cells CD137 OX40 Human tumor #1 Human tumor #2 CT26 Mouse model Cancer patient blood CD137 OX40 Preclinical data supports activation of immune cells via FS120 in the tumor F-star data

CD137 OX40 Potential Clinical Utility in Tumors That Co-express CD137 and OX40 Bioinformatic approach to indication selection using TCGA data OX40 and CD137 co-expression T cell infiltration and Gastric Bladder PD-1 approved indications z FS120 Clinical Strategy Potential for co-stimulatory effects of FS120 to enhance PD-1 inhibitors Potential for co-stimulatory effects of FS120 to increase the efficacy selected chemotherapies Correlation coefficient (co-expression) Tumor identification by correlation of target expression (TCGA data - mRNA) Target(s) gene expression (normalised to median) Gastric Cancer Bladder Cancer CD137 OX40 TCGA: The Cancer Genome Atlas

# FS120 FIH Trial Design

CD137
OX40


PART A: FIH in US
Single subject cohorts ADT (28 d DLT window)
3+3 design including optional PK/PD expansion cohorts
Q4W schedule
1 subject at each dose level
Q4W schedule
Up to ~15 subjects at selected (pharmacologically active) dose levels
Dose
100 µg
300 µg
1 mg
3 mg
10 mg
30 mg
100 mg
300 mg
Max dose
Individual subject (dose escalation)
Individual subject (PK/PD expansion)
Decision point (safety – DLT clearance)
Decision point (safety/PK/PD)
PART B: PD-1 combination
FS120 + PD-1 combination dose finding
RP2D in combo
PART C
Adaptive Combination Expansion
PD-1 "run-in" followed by PD-1 ± FS120
ADAPTIVE design
Arm A – PD-1 SOC
FS120 + PD-1
PD-1
Arm B – PD-1 SOC
FS120 + PD-1
PD-1

ADT; Accelerated dose titration, DLT; Dose limiting toxicity, RP2D; Recommended phase 2 dose; SOC: Standard-of-care

27

CONFIDENTIAL

CD137/PD-L1 mAb² Bispecific Antibody Redirecting Activated Immune Cells to the Tumor FS222 PD-L1 CD137 Lakins et al, Clinical Cancer Research, (2020): DOI: 10.1158/1078-0432.CCR-19-2958

FS222: Combining the Synergy of CD137 Agonism and PD-L1 Inhibition CD137 and PD-L1 are attractive targets for bispecific antibodies and are being pursued by a number of companies including Inhibrx, Merus, Genmab1 CD137 agonism + PD-L1 blockade results in synergistic activity with potential to improve immunotherapy  Companies are Pursuing CD137 and PD-L1 Clinical activity expected to be seen with a wider therapeutic window than mAb combinations or other bispecific approaches Potential to displace PD-1 therapy FS222 Potential best-in-class opportunity 1. Immune agonist antibodies face critical test. 10.1038/d41573-019-00214-5 PD-L1 CD137

# FS222: Redirecting Activated T cells to the Tumor


PD-L1
CD137
PD-L1 mediated
T cell exhaustion
T cell
FS222
CROSSLINKING
PD-L1
Tumor
CD137
CLUSTERING
CD137
agonism
PD-L1
blocked
Non PD-L1
expressing cells
CONDITIONALITY
T/NK cells activation,
proliferation
and redirection
Tumor killing, disease control

30

Tetravalent mAb2 Activity Observed to be Superior to Combination of mAbs Tetravalent bispecific mAb2 observed to potently synergize PD-1/PD-L1 pathway inhibition with CD137 agonism 1mg/kg (approx. 12 mice/group) Activity also observed in CT26 model CD137 PD-L1 Individual spider plots 100% Tumor-free Survival of MC38 tumor-bearing mice

Opportunity for Enhanced Efficacy in PD-L1 Low Setting FS222 Alternative Scaffolds Heterodimer Bispecific IgG Tetravalent IgG1 Tetravalent Non-IgG Tetravalent IgG ✔ ✔ ✔ X X ✔ FS222 tetravalent format has shown potential for clinical differentiation in PD-L1 low setting CD8+ T cell activation assay with 5% PD-L1 positive cells CD137 PD-L1

PD-L1 CD137 Focusing on Tumors with CD137/PD-L1 Co-expression and T cell Infiltration TCGA: The Cancer Genome Atlas CTA expected to be filed in late 2020 for FS222

# Anticipated Clinical Plan for FS222

PD-L1
CD137

| PART A: FIH in EU (Spain) | | PART B |
|---|---|---|
| Accelerated Dose Titration | 3+3 Design & PK/PD Expansion Cohorts<br>Safety, PK/PD, Efficacy, Biomarkers | Tumor Specific Expansion Cohorts<br>Efficacy (DCR, ORR) and Predictive Biomarkers |



Q4W schedule
Flat dose
Q4W schedule
mg/kg dosing
Dose
300 µg
1mg
3mg
10mg
30mg
n=~2
1mg/kg
3mg/kg
6mg/kg
Max dose: 10mg/kg
Individual subject (dose escalation)
Individual subject (PK/PD expansion)
Decision point (safety – DLT clearance)
Decision point (safety/PK/PD*)
Selected Dose
Time

**Adaptive enrichment design**

- SCCHN 2L
  Post PD-1 (AR/PR)
- CRC MSS 2L
  KRAS WT (prior cetuximab responders)
- Esophageal sq 2L
- TLS+ Basket
  (e.g. STS, ER+ HER2- BrCa, CRC MSS)

MSS; Microsatellite Stable
TLS; Tertiary Lymphoid Structure positive

**Part A PK/PD expansions:** PD-L1 low-high tumors e.g. SCCHN, NSCLC, CRC MSS, Esophageal sq., STS TLS+, TNBC, Ovarian, GBM

34
CONFIDENTIAL

SB 11285: An Intravenously Administered Next Generation STING Agonist Second generation intravenous STING agonist Preclinical studies indicate potential advantages over intratumoral STING agonists Phase 1/2 trial including combination with PD-L1 ongoing in US Currently patients are at the 3rd dose level for monotherapy and the first dose level in combination with atezolizumab (Tecentriq®) No drug related Serious Adverse Events (SAEs) or DLTs have been reported  Data readout expected in Q4:2020 STING Agonist

# Anticipated Future Data Milestones


FS118 Ph I FIH data presented at SITC: exploring disease control in checkpoint acquired resistance patients
FS118 update on phase 2 PoC trial 2nd/3rd line acquired resistance patients: exploring tumor shrinkage in addition to disease stabilization
FS118 Completion of 2nd/3rd POC trial: exploring patient benefit compared to historical benchmarks
FS118 Update on progress of basket and registrational trial(s): Include prediction of completion data and BLA timing
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
FS120 Update on accelerated dose titration: preliminary safety from dual agonist
FS120 Initiation of PD-1 combination cohorts: exploring safety and pharmacological activity to support combination trials
FS120 update on combination cohorts: exploring safety and activity beyond standard of care
SB 11285 Ph 1/2 update: preliminary safety from IV administered STING agonist
SB 11285 Ph 1/2 update: Initial read out from STING agonist - atezolizumab combination cohort
FS222 initiation of PK/PD expansion cohorts: preliminary safety and Pharmacokinetics
FS222 Update on dose escalation: exploring activity and informing biomarker strategy
FS222 initiation of tumour specific expansion cohorts: exploring activity in specific indications

**Multiple, validating clinical milestones also expected from third parties**

36

Financial History F-star has been funded by Series A (2008 - 2013): $56M BD activities generated circa $255M BMS (2014) AbbVie (2015) Denali (2016, 2018) Merck (2017, 2019, 2020) Current Collaborations Denali – BBB platform discovery Potential future development and commercialization milestones Merck – discovery collaboration Potential future development and commercialization milestones

Thank you .